UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 8, 2013

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Quaker Chemical Corporation’s (the “Company’s”) Annual Meeting of Shareholders was held on May 8, 2013 (the “2013 Annual Meeting”). As of March 8, 2013, the record date for the Company’s 2013 Annual Meeting, the holders of 877,398 shares of the Company’s common stock were entitled to cast ten votes for each share held and the holders of 12,246,335 shares of the Company’s common stock were entitled to cast one vote for each share held, for a total of 21,020,315 votes.

After the inclusion of additional votes by shareholders claiming ten for one voting rights, shareholders present in person or by proxy at the 2013 Annual Meeting were entitled to cast 28,468,320 votes. Set forth below are the matters acted upon by the shareholders at the 2013 Annual Meeting and the final voting results of each such proposal.

Proposal No. 1 – Election of Directors

The shareholders elected three directors to serve a three-year term until the 2016 annual meeting of shareholders and until their respective successors are elected and qualified. The results of the vote were as follows:

Directors	For	Withhold	Broker Non-Votes

Joseph B. Anderson, Jr.	21,608,436	5,754,146	1,105,738
Patricia C. Barron	26,757,308	605,274	1,105,738
Mark A. Douglas	27,246,977	115,605	1,105,738

Proposal No. 2 – Approval of the 2013 Director Stock Ownership Plan

For	Against	Abstain	Broker Non-Votes

26,958,284	352,281	52,017	1,105,738

Proposal No. 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2013

The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2013. The results of the vote were as follows:

For	Against	Abstain

28,263,240	169,479	35,601

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION
Registrant

Date: May 10, 2013	By:	/S/ D. JEFFRY BENOLIEL
D. Jeffry Benoliel
Vice President – Global
Metalworking and Fluid Power and Corporate Secretary